EXHIBIT 2

TRANSACTIONS

The following table sets forth all transactions with respect to Shares effected in the last sixty days by the Reporting Persons on behalf of the Reporting Persons in respect of the Shares, inclusive of any transactions effected through 4:00 p.m., New York City time, on October 24, 2012. Except as otherwise noted below, all such transactions were purchases or sales of Shares effected in the open market, and the table includes commissions paid in per share prices. Transactions dated prior to October 1, 2012 reflect transactions in the “when-issued” market. Shares were not issued until regular-way trading commenced on October 1, 2012.

NATURE OF TRANSACTION	DATE OF TRANSACTION	AMOUNT OF SECURITIES		PRICE PER SHARE / PREMIUM PER OPTION
Corvex—When-Issued Market Purchase	9/17/2012	100,000		$38.03
Corvex—When-Issued Market Purchase	9/17/2012	6,400		$36.03
Corvex—When-Issued Market Purchase	9/18/2012	30,000		$37.21
Corvex—When-Issued Market Purchase	9/18/2012	120,000		$37.19
Corvex—When-Issued Market Purchase	9/19/2012	135,000		$37.25
Corvex—When-Issued Market Purchase	9/19/2012	290,000		$37.29
Corvex—When-Issued Market Purchase	9/19/2012	580,000		$37.63
Corvex—When-Issued Market Purchase	9/20/2012	100,000		$37.48
Corvex—When-Issued Market Purchase	9/20/2012	25,000		$37.48
Corvex—When-Issued Market Purchase	9/20/2012	100,000		$37.43
Corvex—When-Issued Market Purchase	9/20/2012	400,000		$37.45
Corvex—When-Issued Market Purchase	9/21/2012	250,000		$37.84
Corvex—When-Issued Market Purchase	9/21/2012	7,863		$37.62
Corvex—When-Issued Market Purchase	9/24/2012	250,000		$37.51
Corvex—When-Issued Market Purchase	9/25/2012	150,000		$36.91
Corvex—When-Issued Market Purchase	9/25/2012	100,000		$36.83
Corvex—When-Issued Market Purchase	9/26/2012	355,737		$35.70
Corvex—When-Issued Market Purchase	9/28/2012	50,000		$35.93
Corvex – Open Market Purchase	10/1/2012	175,000		$36.00
Corvex – Open Market Purchase	10/1/2012	622,900		$35.87
Corvex – Open Market Purchase	10/1/2012	200,000		$36.24
Corvex – Open Market Purchase	10/1/2012	201,100		$36.33
Corvex – Open Market Purchase	10/2/2012	50,000		$37.91
Corvex – Open Market Purchase	10/2/2012	250,000		$38.03
Corvex – Open Market Purchase	10/3/2012	50,000		$38.99
Corvex – Open Market Purchase	10/3/2012	50,000		$39.04
Corvex – Open Market Purchase	10/5/2012	25,000		$37.53
Corvex – Open Market Purchase	10/9/2012	20,000		$37.88
Corvex – Open Market Purchase	10/9/2012	25,000		$37.34
Corvex – Open Market Purchase	10/11/2012	25,000		$36.204
Corvex – Open Market Purchase	10/23/2012	100,000		$38.0702
Corvex – Purchase of Call Options	10/18/2012	400,000	(1)	$1.06	(2)
Corvex – Purchase of Call Options	10/23/2012	350,000	(1)	$1.03	(2)

Corvex – Purchase of Call Options	9/26/2012	3,000,000	(3)	$10.50	(4)
Corvex – Purchase of Call Options	9/27/2012	50,000	(3)	$9.97	(4)
Corvex – Purchase of Call Options	10/18/2012	195,000	(3)	$13.53	(4)
Corvex – Purchase of Call Options	10/1/2012	50,000	(3)	$11.04	(4)
Corvex – Purchase of Call Options	10/2/2012	1,375,000	(3)	$12.74	(4)
Corvex – Purchase of Call Options	10/3/2012	160,000	(3)	$14.28	(4)
Corvex – Purchase of Call Options	10/4/2012	100,000	(3)	$13.66	(4)
Corvex – Purchase of Call Options	10/5/2012	940,000	(3)	$12.63	(4)
Corvex – Purchase of Call Options	10/8/2012	82,000	(3)	$12.69	(4)
Corvex – Purchase of Call Options	10/9/2012	305,000	(3)	$12.56	(4)
Corvex – Purchase of Call Options	10/10/2012	250,000	(3)	$12.12	(4)
Corvex – Purchase of Call Options	10/11/2012	350,000	(3)	$11.24	(4)
Corvex – Purchase of Call Options	10/12/2012	50,000	(3)	$11.16	(4)
Corvex – Purchase of Call Options	10/15/2012	100,000	(3)	$10.88	(4)
Corvex – Purchase of Call Options	10/24/2012	300,000	(3)	$13.15	(4)
Corvex – Purchase of Call Options	9/27/2012	187,000	(5)	$9.75	(4)
Corvex – Purchase of Call Options	9/28/2012	59,000	(5)	$10.76	(4)
Corvex – Purchase of Call Options	10/1/2012	819,000	(5)	$11.00	(4)
Corvex – Open Market Sale	9/26/2012	3,000,000		$35.49
Corvex – Open Market Sale	10/1/2012	819,000		$36.00	(6)
Corvex – Sale of Put Options	10/18/2012	400,000	(7)	$1.04	(8)
Corvex – Sale of Put Options	10/23/2012	350,000	(7)	$1.12	(8)
Corvex – Sale of Put Options	9/26/2012	3,000,000	(9)	$0.01	(10)
Corvex – Sale of Put Options	9/27/2012	50,000	(9)	$0.01	(10)
Corvex – Sale of Put Options	10/18/2012	195,000	(9)	$0.01	(10)
Corvex – Sale of Put Options	10/1/2012	50,000	(9)	$0.01	(10)
Corvex – Sale of Put Options	10/2/2012	1,375,000	(9)	$0.01	(10)
Corvex – Sale of Put Options	10/3/2012	160,000	(9)	$0.01	(10)
Corvex – Sale of Put Options	10/4/2012	100,000	(9)	$0.01	(10)
Corvex – Sale of Put Options	10/5/2012	940,000	(9)	$0.01	(10)
Corvex – Sale of Put Options	10/8/2012	82,000	(9)	$0.01	(10)
Corvex – Sale of Put Options	10/9/2012	305,000	(9)	$0.01	(10)
Corvex – Sale of Put Options	10/10/2012	250,000	(9)	$0.01	(10)
Corvex – Sale of Put Options	10/11/2012	350,000	(9)	$0.01	(10)
Corvex – Sale of Put Options	10/12/2012	50,000	(9)	$0.01	(10)
Corvex – Sale of Put Options	10/15/2012	100,000	(9)	$0.01	(10)
Corvex – Sale of Put Options	10/24/2012	300,000	(9)	$0.01	(10)
Corvex – Sale of Put Options	9/27/2012	187,000	(11)	$0.01	(10)
Corvex – Sale of Put Options	9/28/2012	59,000	(11)	$0.01	(10)
Corvex – Sale of Put Options	10/1/2012	819,000	(11)	$0.01	(10)
SFM—Shares Received from Spin Off	10/1/2012	466,400			(12)
SFM—When-Issued Market Purchase	9/26/2012	13,700		$36.30
SFM—When-Issued Market Purchase	9/21/2012	25,000		$37.65
SFM—When-Issued Market Purchase	9/19/2012	3,400		$37.60
SFM—When-Issued Market Purchase	9/19/2012	13,300		$37.59
SFM—When-Issued Market Purchase	9/19/2012	26,600		$37.50
SFM—When-Issued Market Purchase	9/18/2012	26,600		$37.60

(1)	Represents shares underlying American-style listed call options purchased in the open market. These call options expire on January 19, 2013.
(2)	This amount represents the cost of an applicable American-style listed call option to purchase one Share. The per share exercise price of these call options is $42.00.
(3)	Represents shares underlying American-style call options purchased in the over the counter market. These call options expire on September 30, 2013.
(4)	This amount represents the cost of an applicable American-style call option to purchase one Share. The per share exercise price of these call options is $25.00. This exercise price will be adjusted to account for any dividends or other distributions declared by the Issuer prior to exercise of the options.
(5)	Represents shares underlying American-style call options purchased in the over the counter market. These call options expire on October 28, 2013.
(6)	Represents the contemporaneous sale of shares received in Tyco International Ltd. spin off. Corvex retained 21 Shares.
(7)	Represents shares underlying American-style listed put options sold in the open market. These put options expire on January 19, 2013.
(8)	This amount represents the proceeds received from an applicable American-style listed put option to sell one Share. The per share exercise price of these put options is $36.00.
(9)	Represents shares underlying European-style put options sold in the over the counter market. These put options expire on the earlier of September 30, 2013 or the date on which the corresponding American-style call option described above in footnote 3 is exercised.
(10)	This amount represents the proceeds received from an applicable European-style put option to sell one Share. The per share exercise price of these put options is $25.00. This exercise price will be adjusted to account for any dividends or other distributions declared by the Issuer prior to exercise of the options.
(11)	Represents shares underlying European-style put options sold in the over the counter market. These put options expire on the earlier of October 28, 2013 or the date on which the corresponding American-style call option described above in footnote 5 is exercised.
(12)	Issued in spin off of the Issuer from Tyco International Ltd. The opening price per Share on the New York Stock Exchange on October 1, 2012 was $36.00.